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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-30610, 333-82309, 333-45869, 333-59516, 333-38378, 002-90009, 033-02761, 333-30610, 333-82309, 33-59979) and Form S-3ASR (333-143634) of Molson Coors Brewing Company of our report dated February 20, 2009 relating to the financial statements of MillerCoors LLC, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 24, 2009

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM